Exhibit 99.1

N-able Announces Second Quarter 2025 Results

Surpasses $500M ARR

Delivers ARR Growth of 14% Year-Over-Year

Exceeds Second Quarter Revenue and Adjusted EBITDA Guidance

Raises Full-Year 2025 ARR Outlook to $525M to $530M

BURLINGTON, Massachusetts - August 7, 2025 - N-able, Inc. (NYSE:NABL), a global software company delivering a unified cyber-resiliency platform, today reported results for its second quarter ended June 30, 2025.

“We delivered solid results this quarter as we executed against our mission to protect businesses from evolving cyberthreats,” said N-able president and CEO John Pagliuca. “AI is turbocharging complexity and risk, and our cyber-resiliency platform is designed to provide the comprehensive protection needed in today’s landscape. We believe this quarter’s progress - highlighted by the continued development of our security suite and further expansion into the channel - strengthens our standing as a cybersecurity vendor of choice.”

“Q2 was another strong quarter for N-able, as we surpassed the $500M ARR milestone, beat the high end of our top-and-bottom-line guidance, and began executing on our share repurchase program,” added N-able CFO Tim O’Brien. “As we advance our strategy to deliver cyber resiliency at scale, we remain focused on growth-oriented investment and disciplined execution.”
Second quarter 2025 financial highlights:

•Total revenue of $131.2 million, representing 9.9% year-over-year growth, or 7.9% year-over-year growth on a constant currency basis.
•Subscription revenue of $129.9 million, representing 10.6% year-over-year growth, or 8.6% year-over-year growth on a constant currency basis.
•Total ARR of $513.7 million, representing 14.5% year-over-year growth, or 12.0% year-over-year growth on a constant currency basis.
•GAAP gross margin of 78.1% and non-GAAP gross margin of 81.8%.
•GAAP net loss of $4.0 million, or $0.02 per diluted share, and non-GAAP net income of $20.4 million, or $0.11 per diluted share.
•Adjusted EBITDA of $41.6 million, representing an adjusted EBITDA margin of 31.7%.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

Additional recent business highlights:

•N‑able accelerates security transformation with appointment of cybersecurity leader Vikram Ramesh as Chief Marketing Officer. With more than two decades of cybersecurity marketing and business leadership experience, including leadership roles at Mandiant, Google, and Adlumin, Ramesh will be instrumental in accelerating the company’s growth and evolution into a globally recognized leader of cybersecurity solutions.
•N‑able U launches product certifications to boost UEM operational efficiency and simplify IT and security management. These certifications are free to customers and designed to help fully leverage the power of the award-winning N‑able UEMs for more efficient and secure IT management outcomes, while helping IT professionals work smarter.
•N‑able expands its Ecoverse with key Technology Alliance Program integrations, enhancing cyber resilience and operational efficiency. New integrations in N-able’s TAP include: Xurrent, SeedPod Cyber, ScalePad Lifecycle Manager, Rewst, Derdack SIGNL4, and Webroot by OpenText DNS Protection.
•N-able hosts customer event Empower 2025 in Berlin. Bringing together global IT leaders to advance cyber resilience and partner collaboration, Empower welcomed hundreds of attendees, and featured extensive thought leadership, technical deep dives, product announcements and community building, all focused on the future of cybersecurity and IT service delivery.

Balance Sheet

As of June 30, 2025, total cash and cash equivalents were $93.9 million and total debt, net of debt issuance costs, was $332.1 million.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until N-able files its quarterly report on Form 10-Q for the period. Information about N-able's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Financial Outlook

As of August 7, 2025, N-able is providing its financial outlook for the third quarter of 2025 and full-year 2025. The financial information below includes forward-looking non-GAAP financial information, including adjusted EBITDA. These non-GAAP financial measures exclude, among other items mentioned below, amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency (gains) losses, transaction related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.

The financial outlook provided below reflects N-able's expectations, as of the date of this release, regarding the impact on its business of changing foreign exchange rates and current macroeconomic dynamics.

Financial Outlook for the Third Quarter of 2025

N-able management currently expects to achieve the following results for the third quarter of 2025:

•Total revenue in the range of $127 to $128 million, representing approximately 9% to 10% year-over-year growth on a reported and constant currency basis.
•Adjusted EBITDA in the range of $36 to $37 million, representing approximately 28% to 29% of total revenue.

Financial Outlook for Full-Year 2025

N-able management currently expects to achieve the following results for the full-year 2025:

•Total ARR in the range of $525 to $530 million, representing 9% to 10% year-over-year growth, or approximately 7% to 9% on a constant currency basis.
•Total revenue in the range of $500 to $503 million, representing approximately 7% to 8% year-over-year growth on a reported and constant currency basis.
•Adjusted EBITDA in the range of $141 to $144 million, representing approximately 28% to 29% of total revenue.

Additional details on the company's outlook will be provided on the conference call.

Conference Call and Webcast

In conjunction with this announcement, N-able will host a conference call to discuss its financial results, business and business outlook at 8:30 a.m. ET on August 7, 2025. A live webcast of the call will be available on the N-able Investor Relations website at http://investors.n-able.com. A replay of the webcast will be available on a temporary basis shortly after the event on the N-able Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the third quarter and full-year 2025 and the impact of macroeconomic conditions on our business. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be signified by terms such as “aim,” “anticipate,” “believe,” “continue,” “expect,” “feel,” “intend,” “estimate,” “seek,” “plan,” “may,” “can,” “could,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially and adversely different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the impact of adverse economic conditions; (b) our ability to sell subscriptions to new customers, to sell additional solutions to our existing customers and to increase the usage of our solutions by our existing customers, as well as our ability to generate and maintain customer loyalty; (c) any decline in our renewal or net retention rates; (d) the possibility that general economic, political, legal and regulatory conditions and uncertainty may cause information technology spending to be reduced or purchasing decisions to be delayed, including as a result of inflation, actions taken by central banks to counter inflation, rising interest rates, war and political unrest, military conflict (including between Russia and Ukraine and in the Middle East), terrorism, sanctions, trade or other issues in the U.S. and internationally, or that such factors may otherwise harm our business, financial condition or results of operations; (e) recent significant changes to U.S. trade policies and reciprocal trade measures enacted or threatened, which have led and may continue to lead to volatility and uncertainty, including increased market volatility and currency exchange rate fluctuations, which may also cause information technology spending to be reduced or purchasing decisions to be delayed; (f) any inability to generate significant volumes of high-quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates; (g) any inability to successfully identify, complete and integrate acquisitions and manage our growth effectively; (h) any inability to resell third-party software or integrate third-party software into our solutions, or find suitable replacements for such third-party software; (i) risks associated with our international operations; (j) foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (k) risks that cyberattacks and other security incidents may result in compromises or breaches of our, our customers’, or their SMB and mid-market customers’ systems, the insertion of malicious code, malware, ransomware or other vulnerabilities into our, our customers’, or their SMB and mid-market customers’ environments, the exploitation of vulnerabilities in our, our customers’, or their SMB and mid-market customers’ security, the theft or misappropriation of our, our customers’, or their SMB and mid-market customers’ proprietary and confidential information, and interference with our, our customers’, or their SMB and mid-market customers’ operations, exposure to legal and other liabilities, higher customer and employee attrition and the loss of key personnel, negative impacts to our sales, renewals and upgrades and reputational harm and other serious negative consequences, any or all of which could materially harm our business; (l) our status as a controlled company; (m) our ability to attract and retain qualified employees and key personnel; (n) the timing and success of new product introductions and product upgrades by us or our competitors; (o) our ability to maintain or grow our brands, including the Adlumin brand; (p) our ability to protect and defend our intellectual property and not infringe upon others’ intellectual property; (q) the possibility that our operating income could fluctuate and may decline as a percentage of revenue as we make further expenditures to expand our operations in order to support growth in our business; (r) our indebtedness, including increased borrowing costs resulting from rising interest rates, potential restrictions on our operations and the impact of events of default; (s) our ability to operate our business internationally and increase sales of our solutions to our customers located outside of the United States; (t) risks related to our spin-off from SolarWinds into a newly created and separately-traded public company, including that the distribution, together with certain related transactions, may not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, which could result in N-able incurring significant tax liabilities, and, in certain circumstances, requiring us to indemnify SolarWinds for material taxes and other related amounts pursuant to indemnification obligations under the tax matters agreement; and that the spin-off may not achieve some or all of any anticipated benefits with respect to our business; and (u) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors described in N-able’s Annual Report on Form 10-K for the year ended December 31, 2024, that N-able filed with the SEC on March 7, 2025. All information provided in this release is as of the date hereof and N-able undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.

N-able also believes that these non-GAAP financial measures are used by investors and securities analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income.

N-able's management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.

Definitions of Non-GAAP and Other Metrics

Annual Recurring Revenue (ARR). We calculate ARR by annualizing the recurring revenue and related usage revenue inclusive of discounts, excluding the impacts of credits and reserves, recognized during the last day of the reporting period from both long-term and month-to-month subscriptions. We believe ARR enhances the understanding of our business performance and the growth of our relationships with our customers.
Non-GAAP Gross Margin, Non-GAAP Operating Income and Non-GAAP Operating Margin. We provide non-GAAP total cost of revenue, non-GAAP gross margin, non-GAAP operating expense and non-GAAP operating income and related non-GAAP gross and operating margins excluding such items as stock-based compensation expense and related employer-paid payroll taxes, amortization of acquired intangible assets, transaction related costs, spin-off costs and restructuring costs and other. We define non-GAAP gross and operating margins as non-GAAP gross profit and operating income, respectively, divided by total revenue. Management believes these measures are useful for the following reasons:

•Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes associated with our employees’ participation in N-able's stock-based incentive compensation plans. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not necessarily correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Amortization of Acquired Technologies and Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased technologies and intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the amortization of acquired technologies and intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Transaction Related Costs. We exclude certain expense items resulting from proposed and completed acquisitions, dispositions and similar transactions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, such proposed and completed transactions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude transaction related costs allows investors to better review and understand the historical and current results of our continuing operations and also facilitates comparisons to our historical results and results of peer companies with different transaction related activities, both with and without such adjustments.
•Spin-off Costs. We exclude certain expense items resulting from the spin-off into a newly created and separately traded public company. These costs include legal, accounting and advisory fees, system implementation costs and other incremental costs incurred by us related to the separation from SolarWinds. The spin-off transaction results in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Restructuring Costs and Other. We provide non-GAAP information that excludes restructuring costs such as severance, certain employee relocation costs, and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. We believe that the use of non-GAAP net income and non-GAAP net income per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income is calculated as net income excluding the adjustments to non-GAAP gross profit and non-GAAP operating income, interest on deferred consideration, and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income per diluted share as non-GAAP net income divided by the weighted average diluted outstanding common shares.

Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as they are measures we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency (gains) losses, transaction related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our related party debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for revenue contracts denominated in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.

Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and certain one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.

About N-able

N‑able’s mission is to protect businesses against evolving cyberthreats with a unified cyber-resiliency platform to manage, secure, and recover. Our scalable technology infrastructure includes AI-powered capabilities, market-leading third-party integrations, and the flexibility to employ technologies of choice—to transform workflows and deliver critical security outcomes. Our partner-first approach combines our products with experts, training, and peer-led events that empower our customers to be secure, resilient, and successful. n-able.com

© 2025 N-able, Inc. All rights reserved.

Source: N-able, Inc.
Category: Financial
CONTACTS:

Investors:	Media:
Griffin Gyr ir@n-able.com	Kim Cecchini Phone: 202.391.5205 pr@n-able.com

N-able, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$93,874	$85,196
Accounts receivable, net of allowances of $1,123 and $886 as of June 30, 2025 and December 31, 2024, respectively	47,521	44,909
Income tax receivable	3,883	3,563
Recoverable taxes	7,679	24,157
Current contract assets	15,979	12,786
Prepaid and other current assets	17,720	13,312
Total current assets	186,656	183,923
Property and equipment, net	36,774	36,162
Operating lease right-of-use assets	31,276	27,998
Deferred taxes	2,234	2,026
Goodwill	1,023,226	977,013
Intangible assets, net	74,256	83,150
Other assets, net	31,580	28,575
Total assets	$1,386,002	$1,338,847
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$7,563	$6,290
Accrued liabilities and other	44,911	51,057
Current contingent consideration	10,310	5,500
Current deferred consideration	48,288	44,023
Current operating lease liabilities	6,914	6,018
Income taxes payable	9,022	9,733
Current portion of deferred revenue	20,584	23,977
Current debt obligation	3,500	3,500
Total current liabilities	151,092	150,098
Long-term liabilities:
Deferred revenue, net of current portion	2,747	2,996
Non-current deferred taxes	3,605	3,448
Non-current operating lease liabilities	32,308	30,069
Long-term debt, net of current portion	328,639	329,606
Non-current deferred consideration	57,353	54,089
Other long-term liabilities	841	9,253
Total liabilities	576,585	579,559
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 550,000,000 shares authorized, 189,557,878 and 187,528,505 shares issued, and 188,307,700 and 187,528,505 shares outstanding as of June 30, 2025 and December 31, 2024, respectively	190	187
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	—	—
Treasury stock, at cost: 1,250,178 and no shares as of June 30, 2025 and December 31, 2024, respectively	(10,000)	—
Additional paid-in capital	726,570	708,992
Accumulated other comprehensive income (loss)	32,637	(21,095)
Retained earnings	60,020	71,204
Total stockholders' equity	809,417	759,288
Total liabilities and stockholders' equity	$1,386,002	$1,338,847

N-able, Inc.
Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Subscription and other revenue	$131,249	$119,447	$249,446	$233,196
Cost of revenue:
Cost of revenue	24,468	18,706	47,979	36,542
Amortization of acquired technologies	4,229	458	8,396	919
Total cost of revenue	28,697	19,164	56,375	37,461
Gross profit	102,552	100,283	193,071	195,735
Operating expenses:
Sales and marketing	42,362	32,850	82,766	68,666
Research and development	26,336	22,391	50,220	44,473
General and administrative	23,229	23,048	47,137	40,097
Amortization of acquired intangibles	503	15	1,002	29
Total operating expenses	92,430	78,304	181,125	153,265
Operating income	10,122	21,979	11,946	42,470
Other expense, net:
Interest expense, net	(8,090)	(7,606)	(15,161)	(15,227)
Other (expense) income, net	(854)	1,142	531	1,427
Total other expense, net	(8,944)	(6,464)	(14,630)	(13,800)
Income (loss) before income taxes	1,178	15,515	(2,684)	28,670
Income tax expense	5,200	6,060	8,500	11,759
Net (loss) income	$(4,022)	$9,455	$(11,184)	$16,911
Net (loss) income per share:
Basic (loss) income per share	$(0.02)	$0.05	$(0.06)	$0.09
Diluted (loss) income per share	$(0.02)	$0.05	$(0.06)	$0.09
Weighted-average shares used to compute net (loss) income per share:
Shares used in computation of basic (loss) income per share:	188,823	184,996	188,527	184,504
Shares used in computation of diluted (loss) income per share:	188,823	187,274	188,527	187,560

N-able, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash flows from operating activities
Net (loss) income	$(4,022)	$9,455	$(11,184)	$16,911
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	10,864	5,904	21,281	11,723
Provision for doubtful accounts	177	41	237	94
Stock-based compensation expense	12,884	11,808	24,553	23,355
Deferred taxes	59	6	79	—
Amortization of debt issuance costs	394	398	784	797
Loss on foreign currency exchange rates	2,377	445	1,594	1,241
Loss (gain) on contingent consideration	918	60	1,618	(1,347)
Deferred consideration expense	3,842	—	7,530	—
Gain on lease modification	(28)	—	(441)	—
Other non-cash expenses	380	—	521	84
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(3,106)	2,013	(2,838)	1,892
Income tax receivable	(142)	(1,921)	(231)	(4,383)
Recoverable taxes	4,293	(3,214)	16,713	(6,678)
Current contract assets	(6,052)	(7,749)	(3,193)	(11,457)
Operating lease right-of-use assets, net	202	151	(163)	105
Prepaid expenses and other assets	2,252	(1,367)	(4,446)	(3,176)
Accounts payable	3,363	2,208	653	819
Accrued liabilities and other	(1,778)	8,212	(5,679)	(3,493)
Income taxes payable	(790)	3,160	(441)	9,165
Deferred revenue	(3,083)	(2,371)	(3,641)	(2,082)
Other long-term assets	1,085	289	424	(1,631)
Other long-term liabilities	98	(250)	134	(477)
Net cash provided by operating activities	24,187	27,278	43,864	31,462
Cash flows from investing activities
Purchases of property and equipment	(3,788)	(3,242)	(7,076)	(6,680)
Purchases of intangible assets	(3,009)	(1,903)	(5,797)	(3,592)
Return of deposits in escrow	299	—	299	—
Net cash used in investing activities	(6,498)	(5,145)	(12,574)	(10,272)
Cash flows from financing activities
Payments of tax withholding obligations related to restricted stock units	(2,058)	(3,098)	(9,770)	(15,339)
Exercise of stock options	—	8	2	8
Proceeds from issuance of common stock under employee stock purchase plan	—	—	1,296	1,200
Repurchase of common stock	(10,000)	—	(10,000)	—
Deferred acquisition payments	(5,358)	(1,000)	(5,358)	(1,000)
Repayments of borrowings from Credit Agreement	(875)	(875)	(1,750)	(1,750)
Net cash used in financing activities	(18,291)	(4,965)	(25,580)	(16,881)
Effect of exchange rate changes on cash and cash equivalents	386	1,114	2,968	152
Net (decrease) increase in cash and cash equivalents	(216)	18,282	8,678	4,461
Cash and cash equivalents
Beginning of period	94,090	139,227	85,196	153,048
End of period	$93,874	$157,509	$93,874	$157,509

Supplemental disclosure of cash flow information:
Cash paid for interest	$6,259	$7,292	$12,706	$14,562
Cash paid for income taxes	$3,740	$4,236	$5,897	$6,015

Supplemental disclosure of non-cash activities:

Change in purchases of property, equipment and leasehold improvements included in accounts payable and accrued expenses	$462	$(25)	$491	$154
Right-of-use assets obtained in exchange for operating lease liabilities	$2,242	$—	$5,580	$—

N-able, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

GAAP cost of revenue	$28,697	$19,164	$56,375	$37,461
Stock-based compensation expense and related employer-paid payroll taxes	(473)	(441)	(941)	(888)
Amortization of acquired technologies	(4,229)	(458)	(8,396)	(919)
Transaction related costs	(107)	—	(254)	—
Non-GAAP cost of revenue	$23,888	$18,265	$46,784	$35,654

GAAP gross profit	$102,552	$100,283	$193,071	$195,735
Stock-based compensation expense and related employer-paid payroll taxes	473	441	941	888
Amortization of acquired technologies	4,229	458	8,396	919
Transaction related costs	107	—	254	—
Non-GAAP gross profit	$107,361	$101,182	$202,662	$197,542

GAAP sales and marketing expense	$42,362	$32,850	$82,766	$68,666
Stock-based compensation expense and related employer-paid payroll taxes	(4,715)	(3,856)	(9,180)	(8,229)
Transaction related costs	(1,369)	(4)	(2,320)	(4)
Restructuring costs and other	(69)	(247)	(229)	(418)
Non-GAAP sales and marketing expense	$36,209	$28,743	$71,037	$60,015

GAAP research and development expense	$26,336	$22,391	$50,220	$44,473
Stock-based compensation expense and related employer-paid payroll taxes	(3,084)	(2,748)	(6,059)	(5,533)
Transaction related costs	(206)	(25)	(286)	(25)
Restructuring costs and other	—	(33)	(122)	(57)
Non-GAAP research and development expense	$23,046	$19,585	$43,753	$38,858

GAAP general and administrative expense	$23,229	$23,048	$47,137	$40,097
Stock-based compensation expense and related employer-paid payroll taxes	(4,878)	(5,118)	(9,654)	(10,480)
Transaction related costs	(3,895)	(4,890)	(8,971)	(3,494)
Restructuring costs and other	(322)	21	98	(410)
Spin-off costs	—	—	—	(51)
Non-GAAP general and administrative expense	$14,134	$13,061	$28,610	$25,662

GAAP operating income	$10,122	$21,979	$11,946	$42,470
Amortization of acquired technologies	4,229	458	8,396	919
Amortization of acquired intangibles	503	15	1,002	29
Stock-based compensation expense and related employer-paid payroll taxes	13,150	12,164	25,834	25,131
Transaction related costs	5,577	4,919	11,831	3,523
Restructuring costs and other	391	259	253	885
Spin-off costs	—	—	—	51
Non-GAAP operating income	$33,972	$39,794	$59,262	$73,008
GAAP operating margin	7.7%	18.4%	4.8%	18.2%
Non-GAAP operating margin	25.9%	33.3%	23.8%	31.3%

GAAP net (loss) income	$(4,022)	$9,455	$(11,184)	$16,911
Amortization of acquired technologies	4,229	458	8,396	919
Amortization of acquired intangibles	503	15	1,002	29

Stock-based compensation expense and related employer-paid payroll taxes	13,150	12,164	25,834	25,131
Transaction related costs	5,577	4,919	11,831	3,523
Restructuring costs and other	391	259	253	885
Interest on deferred consideration	1,424	—	2,833	—
Spin-off costs	—	—	—	51
Tax benefits associated with above adjustments (1)	(857)	(624)	(1,540)	(968)
Non-GAAP net income	$20,395	$26,646	$37,425	$46,481

GAAP diluted (loss) income per share	$(0.02)	$0.05	$(0.06)	$0.09
Non-GAAP diluted income per share	$0.11	$0.14	$0.20	$0.25

Shares used in computation of GAAP diluted (loss) income per share:	188,823	187,274	188,527	187,560
Shares used in computation of non-GAAP diluted income per share:	189,302	187,274	189,244	187,560
_________________
(1) The tax benefits associated with non-GAAP adjustments for the three and six months ended June 30, 2025, and 2024, respectively, is calculated utilizing the Company's individual statutory tax rates for each impacted subsidiary.

N-able, Inc.
Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net (loss) income	$(4,022)	$9,455	$(11,184)	$16,911
Amortization	6,262	1,879	12,440	3,741
Depreciation	4,602	4,025	8,841	7,982
Income tax expense	5,200	6,060	8,500	11,759
Interest expense, net	8,090	7,606	15,161	15,227
Unrealized foreign currency losses	2,377	445	1,594	1,241
Transaction related costs	5,577	4,919	11,831	3,523
Spin-off costs	—	—	—	51
Stock-based compensation expense and related employer-paid payroll taxes	13,150	12,164	25,834	25,131
Restructuring costs and other	391	259	253	885
Adjusted EBITDA	$41,627	$46,812	$73,270	$86,451
Adjusted EBITDA margin	31.7%	39.2%	29.4%	37.1%

N-able, Inc.
Reconciliation of GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(In thousands, except percentages)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Growth Rate	2025	2024	Growth Rate

GAAP subscription revenue	$129,874	$117,413	10.6%	$246,723	$228,930	7.8%
Estimated foreign currency impact (1)	(2,395)	—	(2.0)	(369)	—	(0.2)
Non-GAAP subscription revenue on a constant currency basis	$127,479	$117,413	8.6%	$246,354	$228,930	7.6%

GAAP other revenue	$1,375	$2,034	(32.4)%	$2,723	$4,266	(36.2)%
Estimated foreign currency impact (1)	(4)	—	(0.2)	14	—	0.3
Non-GAAP other revenue on a constant currency basis	$1,371	$2,034	(32.6)%	$2,737	$4,266	(35.8)%

GAAP subscription and other revenue	$131,249	$119,447	9.9%	$249,446	$233,196	7.0%
Estimated foreign currency impact (1)	(2,399)	—	(2.0)	(355)	—	(0.2)
Non-GAAP subscription and other revenue on a constant currency basis	$128,850	$119,447	7.9%	$249,091	$233,196	6.8%
_________________
(1) The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods for the three and six months ended June 30, 2025.

N-able, Inc.
Reconciliation of Unlevered Free Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net cash provided by operating activities	$24,187	$27,278	$43,864	$31,462
Purchases of property and equipment	(3,788)	(3,242)	(7,076)	(6,680)
Purchases of intangible assets	(3,009)	(1,903)	(5,797)	(3,592)
Free cash flow	17,390	22,133	30,991	21,190
Cash paid for interest, net of cash interest received	6,259	7,292	12,706	14,562
Cash paid for transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items	9,628	6,029	17,715	6,981
Unlevered free cash flow	$33,277	$35,454	$61,412	$42,733